Exhibit 10.46

IPFS CORPORATION (IPFS) 30 MONTGOMERY STREET SUITE 501 JERSEY CITY, NJ 07302 PHONE: (866) 223-4478 – FAX (201) 631-5640

NOTIEC OF ACCEPTANCE AND OF ASSIGNMENT
Refer to this account no. in all correspondence	Account Number
NJN-C74883

Dear Customer,

Thank you for the opportunity to finance your insurance premium. Per your request, we have paid the premium balance due on the policy listed below, less your down payment, to either the insurer or your agent as instructed by your agent. Your payment schedule is shown below. If payment coupons are not enclosed, you will be billed for each installment.

Payment Instructions:	1.	All payments must be made payable to IPFS CORPORATION.
	2.	To ensure proper credit to your account, write your account number on your check and return the proper coupon with your payment.
	3.	Be sure your payment is mailed in time to reach our office by your due date.
	4.	Mail your payment to the address on the coupon.

Insured	Agent
WINDY OF CHICAGO LTD	RSC INSURANCE BROKERAGE INC
5560 OAK BEND TRL	70 ESSEX RD
PROSPER, TX 75078-9715	WESTBROOK, CT 06498

DISCLOSURE
Total Premiums	$51,855.80
Down Payments	$4,407.74
Amount Finances	$47,448.06
Finance Charge	$1,501.28
Assessments	$0.00
Total Payments	$48,949.34
Number of Payments	11
Payment Amount	$4,449.94
Annual % Rate	7.500
Acceptance Date	05/27/22

The terms and conditions of your premium finance agreement govern this loan. If for any reason you did not authorize this request for financing of your insurance premium, notify us immediately at the address or telephone number shown above.

SCHEDULE OF PAYMENTS
Pymt No.	Due Date	Amount
1	05/26/22	$4,449.94
2	06/26/22	$4,449.94
3	07/26/22	$4,449.94
4	08/26/22	$4,449.94
5	09/26/22	$4,449.94
6	10/22/26	$4,449.94
7	11/26/22	$4,449.94
8	12/26/22	$4,449.94
9	01/26/22	$4,449.94
10	02/26/22	$4,449.94
11	03/26/22	$4,449.94

SCHEDULE OF POLICIES

POLICY PREFIX AND NUMBER	EFFECTIVE DATE	FULL NAME OF INSURER AND GENERAL AGENT OTHER THAN SUBMITTING PRODUCER TO WHOM COPY OF THIS NOTICE WAS SENT	COVERAGE FIRE, AUTO MAR, I.M., CAS	POLICY TERM IN MONTHS COVERED BY PREM.	PREMIUM FINANCED
CSRYP213830	05/25/22	ACCELERANT NATIONAL INSURANCE COMPA RISK STRATEGIES COMPANY	BOAT FEES TAXES	12	$49,067.00 $1,071.80 $1,717.00

Make online payments or view account information at www.ipfs.com.

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